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                                                                      EXHIBIT 11

                            GENCOR INDUSTRIES, INC.

                   COMPUTATIONS OF EARNINGS (LOSS) PER SHARE


                                                                  Three Months Ended
                                                                     December 31,
                                                             ----------------------------
                                                                1995              1994
                                                             -----------       ----------
Earnings per share
------------------
Net income (loss)                                            $ (673,000)       $  208,000
                                                             ==========        ==========

Average number of shares outstanding                          1,776,655         1,613,618
                                                             ==========        ==========

Net income (loss) per share                                  $    (0.38)       $     0.13
                                                             ==========        ==========

Additional primary computation
------------------------------

Average number of shares outstanding                          1,776,655         1,613,618
Add dilutive effect of outstanding options (as determined
     by the application of the treasury stock method)            (6,730)           18,994
                                                             ----------        ----------
Average number of shares outstanding, as adjusted             1,769,925         1,632,612
                                                             ==========        ==========

Net income (loss) per share                                  $    (0.38) (A)   $     0.13 (A)
                                                             ==========        ==========

Additional fully diluted computation
------------------------------------

Average number of shares outstanding                          1,776,655         1,613,618
Add dilutive effect of outstanding options (as determined
     by application of the treasury stock method)                (6,730)           19,576
                                                             ----------        ----------
Average number of shares outstanding                          1,769,925         1,633,194
                                                             ==========        ==========

Net income (loss) per share                                  $    (0.38) (A)   $     0.13 (A)
                                                             ==========        ==========
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(A) This calculation is submitted in accordance with Regulations S-K Item
    601 (b)(11), although it is not required by footnote to paragraph 14 of
    APB Opinion No. 15 because it results in dilution of less than 3%.

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